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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2001

PLANET SWEEP, INC.
(Exact name of registrant as specified in its charter)
 Nevada
(State or Other Jurisdiction of Incorporation)

0-31425 (Commission File Number)	06-1572563 (I.R.S. Employer Identification No.)
570 Lexington Avenue, 45th Floor, New York, NY (Address of Principal Executive Offices)	10022 (Zip Code)

(212) 751-7282
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 1. Changes in Control of Registrant

    Not applicable.

Item 2. Acquisition or Disposition of Assets

    Not applicable.

Item 3. Bankruptcy or Receivership

    Not applicable.

Item 4. Changes in Registrant's Certifying Accountant

    Not applicable.

Item 5. Other Events

    With respect to its largest account receivable in the amount of approximately $500,000 due from ThinkChain Holdings, Inc., Planet Sweep, Inc. (the "Company") has been informed that on May 1, 2001, ThinkChain Holdings, Inc. assigned to its senior secured creditor, GloboSource, LLC, in lieu of foreclosure, all of its assets.

    As a result of the assignment of its assets by ThinkChain Holdings, Inc., it is unlikely that the Company will be able to collect this receivable. This receivable represented substantially all of the accounts receivable due the Company.

    The Company is presently exploring alternatives to obtain additional capital. Failure to obtain such additional capital will have an adverse effect on the Company's financial condition and its ability to satisfy its obligations in a timely fashion.

Item 6. Resignation of Registrant's Directors

    Not applicable.

Item 7. Financial Statements and Exhibits

    Not applicable.

Item 8. Change in the Fiscal Year

    Not applicable.

Item 9. Regulation FD Disclosure

    Not applicable.

SIGNATURE

    Pursuant to the requirements required of the Securities and Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PLANET SWEEP, INC.
DATED: May 21, 2001	By:	/s/ TERRENCE M. TIERNEY Terrence M. Tierney President

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SIGNATURE